Exhibit 23.2

Consent of Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

We hereby consent to the inclusion in Landwirtschaftliche Rentenbank’s Annual Report on Form 18-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission of the United States of America, of the translations of (i) our original German auditors’ report dated March 5, 2010 in the form issued for the original German consolidated financial statements of Landwirtschaftliche Rentenbank, comprising the consolidated statement of comprehensive income, consolidated balance sheet, consolidated statement of changes in equity, consolidated cash flow statement and the notes to the consolidated financial statements for the years ended December 31, 2008 and December 31, 2009, and the group management report for the year from January 1, 2009 to December 31, 2009 and (ii) our original German auditors’ report dated March 5, 2010 in the form issued for the original German unconsolidated financial statements of Landwirtschaftliche Rentenbank, comprising the unconsolidated balance sheet, unconsolidated profit and loss account and the notes to the unconsolidated financial statements for the years ended December 31, 2008 and December 31, 2009, and to the incorporation by reference of such information in the Prospectus constituting a part of this Registration Statement under Schedule B.  We note that our original German auditors’ reports were given only with respect to the original and complete German consolidated financial statements and the original and complete German unconsolidated financial statements and not to the English translation thereof.

We also consent in this regard to the reference to Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft under the heading “Financial Section – Consolidated Financial Statements and Auditors” and “Financial Section – Unconsolidated Financial Statements and Auditors” in Landwirtschaftliche Rentenbank’s Annual Report on Form 18-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission of the United States of America, and in the Prospectus constituting a part of this Registration Statement under Schedule B, into which such Annual Report is incorporated by reference.

Frankfurt am Main, June 22, 2010

                                                                                 Deloitte & Touche GmbH

                                                                                 Wirtschaftsprüfungsgesellschaft

                                                                                 By:   /s/ Prof. Dr. Kläs

                                                                                         Prof. Dr. Kläs

                                                                                 By:   /s/ Lars Hansen

                                                                                         Lars Hansen